SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Res-Care, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10140 Linn Station Road
Louisville, Kentucky 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 22, 2005

     Res-Care, Inc. (“ResCare”) will hold its annual meeting of shareholders at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, at 10:00 a.m. (EDT), on Wednesday, June 22, 2005, for the following purposes:

1.	To elect three directors as Class I directors for a term of three years, and one director as Class III director for a term of two years and until their respective successors are elected.

2.	To approve the 2005 Omnibus Incentive Compensation Plan.

3.	To ratify the selection of KPMG LLP as ResCare’s independent auditors for the fiscal year ending December 31, 2005.

4.	To transact any other business that may properly come before the meeting or any adjournment or adjournments of the meeting.

     The board of directors has fixed the close of business on May 12, 2005 as the record date to determine which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting.

     We appreciate and welcome your participation in ResCare’s affairs. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly to us in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors

DAVID S. WASKEY
Secretary
May 20, 2005

RES-CARE, INC.
10140 Linn Station Road
Louisville, Kentucky 40223

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

 i

2005 ANNUAL MEETING OF SHAREHOLDERS

General Information

     Date, Time and Place

     The annual meeting will be held at 10:00 a.m. (EDT), on Wednesday, June 22, 2005, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. Your proxy is being solicited by the board of directors of ResCare. We will begin sending this proxy statement, the attached Notice of Annual Meeting of Shareholders, the proxy card and ResCare’s Annual Report for the fiscal year ended December 31, 2004 to ResCare’s shareholders on or about May 20, 2005.

     Record Date, Quorum, Vote Required

     Shareholders who owned ResCare common shares at the close of business on May 12, 2005 are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 26,352,688 ResCare common shares and 48,095 ResCare Series A Convertible Preferred shares issued and outstanding. Each person who holds common shares is entitled to one vote per common share owned on all matters voted on at the annual meeting except for the election of directors. Each holder of the preferred shares is entitled to vote that number of shares into which the preferred share can be converted, which currently is 100. In the election of directors, there is cumulative voting; that is, you are entitled to vote the number of shares you own multiplied by four, being the number of members of the board of directors to be elected at the meeting. You may cast all of your votes for one candidate or distribute your votes among two or more candidates. The preferred shares are represented on the board of directors by two directors who are elected solely by the preferred shareholders.

     There must be a quorum in order to hold a valid meeting. There will be a quorum at the annual meeting if holders of at least a majority of the outstanding shares entitled to vote at the meeting are present in person or by proxy. The four nominees for director who receive the most votes will be elected. The proposal to adopt a new incentive compensation plan will be approved if a majority of the shares represented at the annual meeting are voted in favor of the proposal. The proposal to ratify the selection of KPMG LLP as independent auditors and all other matters that may properly come before the annual meeting will each be approved if more votes are cast in favor of the proposal than are cast against it at the annual meeting.

     The inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the annual meeting and will determine if there is a quorum. The inspectors will treat abstentions as shares that are present and entitled to vote to determine if there is a quorum, but as not voted to determine if a matter is approved. Abstentions will have no effect on the election of directors. An abstention on the proposal to ratify the selection of the auditors will have no effect on whether that proposal is approved.

     If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), the inspectors will not consider those shares as present and entitled to vote on that matter. Broker non-votes will have no effect on the election of directors or the other proposals.

     Voting and Revocation of Proxy

     If your proxy card is properly signed and returned to ResCare and is not revoked, the proxy holder will vote according to your instructions. If there are no specific instructions on the proxy card, your proxy holder will vote the shares represented:

▪	FOR the election of the people nominated as directors in this proxy statement;

▪	FOR the proposal to adopt a new incentive compensation plan;

▪	FOR the ratification of the selection of KPMG LLP as ResCare’s independent auditors for the current fiscal year; and

▪	In the proxy holder’s best judgment on such other matters that may properly come before the annual meeting.

     In addition, if any shareholder votes shares cumulatively in the election of directors or votes for a person other than the nominees named in this proxy statement or substitutes for those nominees, then the proxy holders will have the discretionary authority to vote your shares cumulatively and distribute the votes represented by proxy cards among the nominees listed in this proxy statement and any other nominees as the proxy holders, in their best judgment, determine.

     You may revoke your proxy at any time in one of three ways by:

▪	giving written notice of the revocation to the Secretary of ResCare;

▪	signing and delivering a proxy with a later date; or

▪	attending and voting in person at the annual meeting.

     Your proxy will not be revoked as to any matter that has already been voted on under the authority of the proxy at the time of the revocation. Your presence at the annual meeting does not by itself revoke the proxy.

Ownership of Equity Securities

     The following table shows information about the beneficial ownership of ResCare common shares as of March 31, 2005 by:

▪	each person known to ResCare who beneficially owns more than 5 percent of the outstanding ResCare common shares or has filed a Schedule 13G with the Securities and Exchange Commission with respect to ResCare shares;

▪	each of ResCare’s directors and nominees for director;

▪	each of ResCare’s executive officers named in the Summary Compensation Table on page 15 and

▪	all directors and executive officers of ResCare as a group.

Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares.

	Number of Shares
Name of Beneficial Owner (1)	Beneficially Owned (2)		Percent of Total (2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Ronald G. Geary	1,278,053	(3)(11)	4.7%
Michael J. Foster	790,613	(4)	3.0%
E. Halsey Sandford	116,814	(5)	*
Ralph G. Gronefeld, Jr.	73,406	(6)	*
Olivia F. Kirtley	44,175	(7)	*
Paul G. Dunn	38,355	(8)	*
Vincent F. Doran	22,880	(9)	*
Steven S. Reed	1,125	(10)	*
Robert M. Le Blanc	0	(11)(12)
Nigel S. Wright	0	(12)
David Braddock, Ph.D.	1,125	(10)	*
Robert E. Hallagan	1,125	(10)	*
All directors and executive officers as a group (13 persons)	2,377,671	(13)	8.8%

OTHER SECURITY HOLDERS WITH MORE THAN 5% OWNERSHIP
Onex Corporation	9,787,553	(14) (15)	30.9%
Bank of America Corporation	2,778,247	(16)	10.5%
FMR Corporation	2,406,927	(17)	9.4%
Dimensional Fund Advisors	1,278,733	(17)	5.01%

*	Indicates less than 1 percent of outstanding common shares.

(1)	The addresses of the people ResCare knows beneficially own more than five percent of the outstanding common shares are as follows: Ronald G. Geary, 10140 Linn Station Road, Louisville, Kentucky 40223; FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 02109; Onex Corporation, 161 Bay Street, Toronto, Ontario M5J 2S1 Canada; Bank of America Corporation, 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255; Dimensional Fund Advisors, 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(2)	Each named person or group is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise or conversion of convertible securities, options, warrants and rights, if any. Those securities are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or group. The securities are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group. The number of shares includes shares that would be issued when a person converts convertible securities or when a person or group exercises options (including employee stock options).

(3)	Includes 573,602 shares subject to options that are presently exercisable and 5,278 shares held for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power. Excludes 2,200 shares held by Mrs. Geary in which Mr. Geary disclaims beneficial ownership. Mr. Geary’s shares are subject to voting covenants with Onex as described on page 11 and in footnote (14).

(4)	Includes shares held by a limited partnership of which Mr. Foster is the general partner of the general partner of the limited partnership. Also includes 1,125 shares subject to options that are presently exercisable.

(5)	Includes 1,125 shares subject to options that are presently exercisable. Does not include 142,704 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims any beneficial interest.

(6)	Includes 70,197 shares subject to options that are presently exercisable and 2,509 shares held by the Retirement Savings Plan over which Mr. Gronefeld has no voting power, but does have investment power. Also includes 700 shares held in Mrs. Gronefeld’s IRA over which Mr. Gronefeld holds neither voting nor investment power.

(7)	Includes 4,500 shares over which Ms. Kirtley exercises sole voting and investment power and 28,500 shares over which she shares voting and investment power with her husband. Also includes 600 shares in Dr. Kirtley’s IRA over which Ms. Kirtley has neither voting nor investment power and includes 4,725 shares subject to options that are presently exercisable.

(8)	Includes 3,300 shares owned jointly by Mr. and Mrs. Dunn over which they share voting and investment power and 35,055 shares subject to options that are presently exercisable.

(9)	Includes 19,380 shares subject to options that are presently exercisable, 2,500 held in an IRA and 1,000 shares Mr. Doran holds jointly with Mrs. Doran over which they share voting and investment power.

(10)	Represents 1,125 shares subject to options that are presently exercisable.

(11)	Mr. Le Blanc on behalf of Onex Partners LP holds the proxy to vote Mr. Geary’s shares with respect to any matter involving or associated with election, removal and/or replacement of any member of the board of directors or matters affecting the number of directors or composition of the board pursuant to the voting agreement described in footnote (14).

(12)	Mr. Le Blanc and Mr. Wright are managing directors of Onex Corporation, which controls the Onex Affiliates that hold ResCare common and Series A Convertible Preferred Shares. These shares are shown as beneficially owned by Onex Corporation.

(13)	Includes 707,584 shares subject to options that are presently exercisable.

(14)	Includes 4,809,500 common shares issuable upon conversion of Series A Convertible Preferred Shares and 1,278,053 shares subject to voting covenants under the Shareholder Voting Agreement between Ronald G. Geary and Onex Partners LP that is further described on page 11 of this proxy statement, in the Schedule 13D filed by Mr. Geary on February 11, 2005 and in the Schedule D filed by Onex on June 29, 2004. The shares subject to the Shareholder Voting Agreement may be voted by Onex only in the election of directors but not on any other matter to be voted on at the annual meeting. Represents shares owned by four affiliates of Onex Corporation: Onex Partners, LP, Onex American Holdings II LLC, Onex US Principals LP and ResCare Executive Investco LLC (referred to in this proxy as the Onex Affiliates).

(15)	The information is based on the Schedule 13D filed by Onex Partners LP and affiliates on June 29, 2004.

(16)	The information is based on the Schedule 13G filed with the SEC reflecting shares beneficially owned as of March 31, 2005.

(17)	The information is based on the Schedule 13G filed with the SEC reflecting shares beneficially owned as of December 31, 2004.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

     The Board of Directors is divided into three classes. Directors serve staggered three-year terms, and the term of one class of directors expires at each annual meeting. The Board of Directors proposes that the directors nominated below be elected or re-elected to the class and for the term as indicated below or until their successors have been elected.

Nominees

     Unless you instruct them otherwise, the proxy holders intend to vote the shares covered by valid proxies FOR the election of the four nominees named in the following table to the board of directors. If any of these people will not be available to serve as a director, the proxy holders will have the discretion to vote FOR a substitute. In addition, the proxy holders will have the discretion to vote or withhold their vote for any additional nominees named by shareholders and to vote cumulatively if any shareholder should vote cumulatively. The board of directors is not aware of any other circumstances in which any of the following people would not be available to continue to serve as a director, if elected.

     Mr. Le Blanc and Mr. Wright represent the holders of the preferred shares. As permitted under ResCare’s Articles of Incorporation, the preferred shareholders have elected Mr. Le Blanc and Mr. Wright by unanimous written consent to the class and for the term as indicated below.

		Director or
Name	Age	Officer Since	Principal Occupation
Nominees
Class 1 – 2008
Olivia F. Kirtley	54	1998	Business Consultant
Robert E. Hallagan	61	2004	Vice Chairman of Heidrick & Struggles
Michael J. Foster(1)	51	2001	Managing Director, RFE Investment Corporation

Class III – 2007
David Braddock(2)	60	2004	Associate Vice President of University of Colorado System and Executive Director of the Coleman Institute

Continuing Directors
Class II – 2006
Steven S. Reed	43	2003	Attorney
E. Halsey Sandford	72	1984	Retired
Nigel S. Wright(2)	41	2004	Managing Director of Onex Corporation

Class III – 2007
Ronald G. Geary	57	1990	Chairman of the Board, President and Chief Executive Officer of ResCare
Robert Le Blanc(2)	38	2004	Managing Director of Onex Corporation

(1)	Mr. Foster had notified ResCare that he did not intend to stand for election when his term expired in 2005. However, he has agreed to remain a director until such time as the corporate governance and nominating committee can identify and the board of directors can appoint a new director. The new director would be subject to election by the holders of ResCare’s common shares at the next annual meeting following his or her appointment.

(2)	Messrs. Le Blanc and Wright and Dr. Braddock must also be elected by shareholders at the 2005 annual meeting because they were appointed to fill vacancies on the board of directors. Messrs. Le Blanc and Wright will be elected by preferred shareholders.

     Dr. David Braddock has served as a director of ResCare since 2004. Since 2001 he has been the Associate Vice President of the University of Colorado (CU) System, Executive Director of the Coleman Institute, and holder of the Coleman-Turner Chair in Cognitive Disability in the Department of Psychiatry in the School of Medicine at the CU Health Sciences Center. Dr. Braddock was at the University of Illinois at Chicago (UIC) from 1979 to 2001 as Professor of Human Development and Public Health, as the founding head of the Department of Disability and Human Development and of its research institute, and as an associate dean. Prior to UIC, he held positions with the Council for Exceptional Children, the Secretary’s Committee on Mental Retardation in the U.S. Department of HEW, and with state developmental disabilities agencies in Texas, Missouri and Illinois. He is a principal author of the bi-annual publication of the State of the States in Developmental Disabilities and is a director of the International Special Olympics.

     Michael J. Foster has served as a director since 2001. Since 1989, Mr. Foster has been employed by RFE Management Corp., the investment manager for RFE Investment Partners V, LP and other private equity investment funds. Mr. Foster currently serves as a director of several privately held portfolio companies of RFE Investment Partners V, LP and the other investment funds managed by RFE Management Corp.

     Ronald G. Geary, an attorney and certified public accountant, has served as a director and President of ResCare since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust.

     Robert E. Hallagan has served as a director of ResCare since 2004. He has been vice chairman of Heidrick & Struggles, an executive search firm with over 1,100 search professionals in 60 offices, since 1997. From 1991 to 1997 he served as the firm’s president and chief executive officer. Mr. Hallagan is chief executive officer of the Center For Board Leadership, a joint venture with the National Association of Corporate Directors, of which he is also a director.

     Olivia F. Kirtley, a business consultant, has served as a director of ResCare since 1998. Ms. Kirtley is Past Chair of the American Institute of Certified Public Accountants (AICPA) and of the AICPA Board of Examiners. From 1991 to 2000, Ms. Kirtley served as Vice President and Chief Financial Officer of Vermont American Corporation, a leading manufacturer and marketer of power tool accessories. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink dispensing equipment, Alderwoods Group, Inc, an operator of funeral homes, and Papa Johns International, Inc., an international pizza company.

     Robert M. Le Blanc has served as a director of ResCare since 2004. He is a Managing Director of Onex Corporation. Before joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. He also worked for five years with GE Capital in a variety of positions including corporate finance and corporate strategy. Mr. Le Blanc is the Lead Director of Magellan Health Services, Inc., a provider of behavioral healthcare services, and a director of Emergency Medical Services, Inc., Center for Diagnostic Imagery, First Berkshire Hathaway Life and Cypress Insurance.

     Steven S. Reed, an attorney, has served as a director of ResCare since 2003. Mr. Reed practices law at Reed Wicker, LLC, Louisville, Kentucky, where he is Managing Member. Mr. Reed was United States Attorney for the Western District of Kentucky from 1999 to 2001 and an Assistant U.S. Attorney for the same district from 1993 to 1999. Mr. Reed is the Immediate Past Chair of the Board of Trustees of the University of Kentucky, and has served as a Trustee since 1994.

     E. Halsey Sandford has been a director of ResCare since 1984 and served as Senior Executive from 1997 until March 2001 when he retired. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for ResCare’s Division for Persons with Disabilities.

     Nigel S. Wright has served as a director of ResCare since 2004. He is a Managing Director of Onex Corporation, where he has worked since 1997. He practiced mergers and acquisitions and securities law at the Toronto firm of Davies, Ward & Beck from 1991 to 1997, and served in a policy development role in the Office of the Prime Minister of Canada from 1984 to 1986 and again from 1990 to 1991. Mr. Wright is a director of Indigo Books and Music Inc., a Canadian bookseller.

     During 2004, there were ten meetings of the board of directors. During this period, each director attended at least 75 percent of all meetings of the board of directors and of the committees on which he or she served during the year. All directors attended the 2004 annual shareholders meeting except Mr. Foster who was unable to attend because of prior obligations.

Executive Officers of ResCare

     The executive officers of ResCare are Ronald G. Geary, whose experience is described above, Paul G. Dunn, Ralph G. Gronefeld, Jr., Vincent F. Doran and Katherine W. Gilchrist.

     Mr. Dunn, age 39, has served as Chief Development Officer since 1997 and has responsibility for overseeing all of ResCare’s development activities and government relations. From 1999 to 2000, he also served as Executive Vice President for ResCare’s Alternative Youth Services and Youthtrack operations. From 1992 to 1997 Mr. Dunn was employed by Laidlaw, Inc. and in his last position he served as Corporate Director, Financial Operations for Laidlaw’s ambulance services subsidiary.

     Mr. Gronefeld, age 46, was named President, Division for Persons with Disabilities in March 2002 after serving as Executive Vice President-Operations of that Division from March 2001. He also served as ResCare’s Chief Financial Officer from May 1998 until March 2001. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for ResCare’s Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined

ResCare in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for ResCare’s west region in its Division for Persons with Disabilities.

     Mr. Doran, age 54, has served as President, Division for Training Services since January 2002 after serving as President of the Division for Youth Services from August 2000 and as President, Job Corps Operations from 1997. Before joining ResCare, Mr. Doran was President for Job Corps Operations for Teledyne Economic Development, a product line of the Teledyne Controls business of Teledyne Industries, Inc., a publicly traded conglomerate where he had been employed in various capacities for twenty-five years.

     Ms. Gilchrist, age 52, a certified public accountant, joined ResCare as Vice President and Chief Financial Officer for the Division for Persons with Disabilities in March 2001. Effective April 1, 2004, Ms. Gilchrist became Senior Vice President of Accounts Receivable and Chief Project Management Officer. From 1998 to 2001, she served as Vice President-Financial Operations for the East Region of American Medical Response, Inc. (a subsidiary of Laidlaw, Inc.), a national healthcare transportation services company. From 1996 to 1998 she was Vice President of Operations for a health maintenance organization serving the State of Connecticut and from 1994 to 1996 she was managing director for operations for a company that developed and implemented computer systems for health maintenance organizations.

Independent Directors

     As required by the rules of The Nasdaq Stock Market, the board of directors has determined that Olivia F. Kirtley, Michael J. Foster, Steven S. Reed, E. Halsey Sandford, Robert M. Le Blanc, Nigel S. Wright, David Braddock and Robert E. Hallagan are independent directors as defined by the rules of the Nasdaq National Market.

Committees of the Board of Directors

     The standing committees of ResCare’s board of directors are its executive committee, audit committee, executive compensation committee, corporate governance and nominating committee, ethics and compliance committee, and mergers and acquisitions committee. The board of directors appoints the members of each committee for a term beginning after the first regular meeting of the board following the annual meeting and until their respective successors are elected and qualified.

     Executive Committee

     The executive committee’s primary responsibility is to act on business matters arising between regularly scheduled meetings of the board of directors. The executive committee is responsible for developing and monitoring ResCare’s long-range plans, providing the types and frequency of reports required by the board, reviewing all expansion plans for recommendation to the board, and assisting in monitoring relationships with financial institutions. Messrs. Geary, Sandford, Foster, and Le Blanc and Ms. Kirtley currently serve as members of the executive committee, which Mr. Geary chairs. During 2004, there were eight meetings of the executive committee.

     Audit Committee

     The audit committee selects the auditing firm to be retained each year as independent auditors of ResCare’s financial statements and to perform services related to the audit. It pre-approves any audit and non-audit services to be performed by the independent auditors. It reviews the scope and results of the audit with the independent auditors. It also reviews ResCare’s financial statements and results of operations, internal accounting and control procedures, financial reporting policies and practices, internal audit reports, and makes reports and recommendations to the board as it deems appropriate. It reviews and approves any transactions that could involve a conflict of interest and at least once each year it reviews the terms of all material transactions and arrangements between ResCare and related parties. It reviewed and approved the transactions and relationships described on page 10 of this proxy statement. It has established procedures for anonymous submission of complaints or concerns regarding accounting, internal financial controls and auditing matters and reviews and addresses any such submissions. For additional information, see the Report of the Audit Committee on page 21 and the Audit Committee Charter attached as Appendix A. Ms. Kirtley and Messrs. Foster, Sandford and Hallagan serve on the audit committee, which Ms. Kirtley chairs. ResCare’s board of directors has determined that all of the members of the audit committee are “independent” within the meaning of the rules of The Nasdaq National Market and the rules of the Securities and Exchange Commission under the Sarbanes-Oxley Act and that all qualify as “audit committee financial experts” within the meaning of the SEC rules. The committee met seven times during 2004.

     Corporate Governance and Nominating Committee

     The corporate governance and nominating committee exercises general oversight with respect to the governance of the board of directors. It reviews and recommends proposed candidates for director, evaluates and recommends governance practices, leads the board performance review, makes recommendations concerning the size and composition of the board, reviews and recommends policies applicable to directors, including compensation and retirement, assesses the independence of directors recommends membership of board committees, reviews shareholder proposals and makes recommendations of changes to ResCare’s Articles of Incorporation and Bylaws. A copy of the charter of the corporate governance and nominating committee was included as an appendix to ResCare’s proxy statement in 2003. Messrs. Reed and Le Blanc and Dr. Braddock serve on the corporate governance and nominating committee, which Mr. Reed chairs, and all members are independent within the meaning of the rules of The Nasdaq National Market and the SEC. The committee met four times during 2004.

     Nomination Policy

     In evaluating candidates for director, the committee considers experience, mix of skills and other qualities desired to achieve appropriate board composition, taking into account the experience, skills and qualities of current board members and needs of the board and ResCare as identified by the committee from time to time. The committee has not established specific minimum criteria or qualifications because from time to time the needs of the board and Company may change. However, the committee will generally look for people who have demonstrated high ethical standards, integrity and sound business judgment.

     Consideration of new board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the board are suggested by board members or by officers of ResCare. In 2004 ResCare did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating board nominee candidates. The committee will consider candidate proposals by shareholders that comply with the requirements of ResCare’s bylaws and will evaluate candidates proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for the committee’s consideration should submit the candidate’s name and qualifications to the Company’s Secretary by fax to (502)394-2281 or by mail to David S. Waskey, Secretary, ResCare, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.

     Executive Compensation Committee

     The executive compensation committee determines the cash and other incentive compensation, if any, to be paid to ResCare’s executive officers, reviews performance evaluations for the executive officers, and administers ResCare’s employee stock option plan. Messrs. Foster, Hallagan and Wright serve on the executive compensation committee, which Mr. Foster chairs, and are independent non-employee directors within the meaning of the applicable rules of The Nasdaq Stock Market and the SEC. The committee met four times during 2004.

     Ethics and Compliance Committee

     The ethics and compliance committee assists the board of directors in monitoring the effectiveness of ResCare’s corporate compliance program. Dr. Braddock and Messrs. Wright and Reed currently serve as members of the ethics and compliance oversight committee, which Dr. Braddock chairs. The committee met four times during 2004.

     Mergers and Acquisitions Committee

     The mergers and acquisitions committee assists management in developing and implementing a strategic plan for ResCare’s acquisitions, strategic relationships, investments and growth activities and assists the board in reviewing, evaluating and approving such activities. Messrs. Sandford, Le Blanc and Wright serve on the committee, which Mr. Sandford chairs. The committee met six times during 2004.

Communications with the Board of Directors

     Shareholders and other parties interested in communicating directly with the board of directors or individual directors may do so by writing in care of ResCare’s Secretary at 10140 Linn Station Road, Louisville, Kentucky 40223, or by fax to 502-394-2281. The governance and nominating committee has approved procedures for handling correspondence received by the Company and addressed to the board of directors, or a specified individual director. The Secretary reviews any correspondence received in this manner to filter advertisements, solicitations, spam and other such items.

     Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of ResCare’s compliance and internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters, which include an anonymous toll-free hotline at 866-293-3863.

Certain Relationships and Related Transactions

     Mr. Reed’s law firm Reed Wicker, LLC provides legal services to ResCare. Payments for these services were approximately $114,000 for 2004. The board of directors has considered this relationship and determined that the relationship does not impair Mr. Reed’s ability to make independent judgments with respect to ResCare or the board.

     Dr. Braddock provides occasional consulting services to ResCare under the terms of a consultation agreement with an organization affiliated with the University of Colorado of which Dr. Braddock is a member. The payments do not exceed 5% of ResCare’s or the organization’s gross revenues.

     Ms. Kirtley is chair of the board of directors of Delta Dental Plan of Kentucky, a non-profit dental services insurance plan. In December 2004, Delta Dental purchased a building in which ResCare leases a floor for offices for its Resource Center employees. The lease expires in 2007 and lease payments do not exceed 5% of Delta Dental’s or ResCare’s gross revenues.

     ResCare is party to a management services agreement with Onex Partners Manager, LP, an affiliate of Onex Partners LP under which Onex Partners Manager is retained to advise and assist ResCare’s management and board of directors from time to time on business and financial matters. Under the agreement, ResCare pays an annual management fee of $350,000, which does not exceed five percent of either ResCare’s or Onex Partners Manager’s consolidated or gross revenues for fiscal 2004. The agreement will remain in effect until Onex Partners and its affiliates no longer hold at least 26,452 preferred ResCare shares. Mr. Le Blanc is managing director of Onex Partners Manager.

     Mr. Geary entered into a Shareholders Voting Agreement as a condition of the Onex investment transaction in June 2004 under which Onex Partners LP has the right to vote Mr. Geary’s shares in all matters relating to the composition of the board of directors. Onex also has the right of first refusal to purchase any and all shares that Mr. Geary desires to sell during the term of the Agreement. The Agreement terminates when Onex Partners LP and its affiliates own less than 14,428 of the Series A Convertible Preferred Shares or other events as described in the Agreement, which was filed with ResCare’s Quarterly Report on Form 10-Q filed on August 5, 2004.

Report on Executive Compensation

     Compensation Philosophy and Policies for Executive Officers

     The executive compensation committee believes the most effective executive compensation program aligns the interests of shareholders and executives. ResCare’s primary objective is to provide quality services to people with special needs while enhancing long-term shareholder value. The executive compensation committee is committed to a strong, positive link between ResCare’s strategic business goals and its compensation and benefit goals.

     ResCare’s executive compensation program has been designed to support the objectives of promoting high quality service and strong performance, as well as creating shareholder value by:

▪	providing incentives and rewards that are closely linked to individual, divisional and company-wide performance in achieving quality of service and financial goals as identified in ResCare’s strategic plan;

▪	providing compensation opportunities that create an environment that attracts and retains talented employees on a long-term basis; and

▪	directly aligning the interests of executives with the long-term interests of shareholders by making long-term stock appreciation a significant element of executive compensation through grants of stock options or restricted stock structured to promote longer holding periods.

     The executive compensation committee determined that employment contracts with executive officers as well as other key employees serve to attract and retain the high quality employees that ResCare desires. The employment contracts provide the basis for the compensation package for the named executive officers and are described in this proxy statement.

     In January 2005, the committee engaged an independent compensation consultant, Pearl Meyer and Partners, to assist the committee in developing new compensation packages for the Chief Executive Officer and the other named executive officers. Comparisons of total compensation were made for the individual officers with 15 companies considered to be ResCare’s peer group in the human services industry. The companies include, among others, Beverly Enterprises, Inc., Corrections Corporation of America, Kindred Healthcare, Inc. and Magellan Health Services, Inc. The ResCare executive officers were in the 20th percentile of the peer group for total compensation. The consultant and the committee also considered the unique nature of ResCare’s business within the peer group and wage freezes in the company over the past three years. The committee, with the consultant’s assistance and in consultation with Mr. Geary, ResCare’s Chief Executive Officer, is in the process of developing new compensation packages for the named executive officers. The committee intends to bring the compensation of the named executive officers more in line with the median of the peer group. Once the compensation details are finalized the committee expects ResCare to enter into new employment agreements with the executives. The committee then intends to negotiate a new employment agreement with Mr. Geary.

Components of Executive Compensation

     The three primary components of ResCare’s executive compensation have been: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of incentive and non-qualified stock options. Long term incentives in the future are expected to take the form of restricted stock grants and other equity compensation, although stock options will be available as appropriate.

     Base Salaries

     Individually negotiated employment contracts establish the base salaries of ResCare’s named executive officers. The base salaries, which are generally subject to annual cost-of-living increases, are designed to be market competitive. As a result of the compensation review described in this report, the Company expects to enter into new employment contracts with the named executive officers.

     Annual Incentives

     The annual incentive bonus plan is designed to support the company’s strategic business plan and to reward achievement of individual, divisional, and company-wide quality of service, operational and financial goals. The committee establishes financial and non-financial performance measures with threshold and maximum performance targets for Mr. Geary and the other executive officers of ResCare. Individual operational goals have been weighted more heavily than the company performance in establishing the measures. However, before any cash bonus is awarded, the Company must meet or exceed 90 percent of the earnings target for the applicable year. The target incentive award opportunity is expressed as a percentage of the executive’s base salary. The committee expects that in the new compensation packages no bonuses will be awarded unless ResCare meets earnings targets established by the board of directors and that bonuses will be determined based on the company’s performance and specific divisional and individual goals with the company performance being more heavily weighted.

     In 2004, bonuses for Mr. Geary and the named executive officers were based on company-wide financial performance as well as performance factors applicable to each executive officer, such as financial management, operations management, acquisitions, risk management, Sarbanes-Oxley Section 404 compliance, and accounts receivable management.

     Stock Options and Equity Compensation

     ResCare’s incentive stock option plan ties the interests of the executives and the employees who have an impact on the company’s performance to the interests of the shareholders and to ResCare’s long-term performance. Since 2000, ResCare has granted stock options based on employment contracts with employees and, at the end of 2002, the company converted some compensation cost of living increases and accrued paid time off into stock options for executives and employees with employment contracts or with salaries at a prescribed level. Mr. Geary’s current employment agreement provides for annual grants of stock options. The other executives received one-time grants of incentive stock options at the time they signed their employment contracts. The committee may award additional stock option grants or other incentive compensation based on performance.

     We are proposing a new incentive compensation plan for approval by the shareholders that will be used to provide long-term incentive compensation to employees and executive officers. We currently anticipate that awards will be primarily in the form of restricted stock awards.

     Chief Executive Officer Compensation

     The elements of Mr. Geary’s compensation are set forth in his current employment agreement, which is described elsewhere in this proxy statement and has been renewed automatically through September 2006. The agreement provides for an annual salary adjustment based upon a cost of living index. Mr. Geary can earn bonuses based on the achievement of criteria related to the performance of ResCare that Mr. Geary and the members of the committee determine for the upcoming year.

     Under the terms of his employment agreement, Mr. Geary’s base salary was increased in September 2004 by the CPI or 2.43% to $355,348. For 2004, Mr. Geary’s bonus target was 50% of his base salary. Because ResCare did not meet its internal earnings target, and other goals were not fully met, Mr.

Geary’s bonus for 2004 was 35% of his salary or $60,711. Also under the terms of his employment agreement, Mr. Geary was granted stock options in February 2005 for 112,500 shares of ResCare stock which vested immediately at an exercise price of $10.25 per share.

     Section 162(m) of the Internal Revenue Code (the “Code”) as amended provides generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by ResCare only if paid pursuant to a qualifying performance-based compensation plan approved by ResCare shareholders. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. The 2005 Omnibus Incentive Compensation Plan being proposed to shareholders includes performance criteria that comply with Section 162(m). The executive compensation committee wants to maximize the effectiveness of ResCare’s executive compensation plans and in that regard, the committee intends to maintain flexibility to take actions that are deemed to be in the best interests of the company and its shareholders. Such actions may not always result in executive compensation qualifying for the maximum possible tax deductibility under the Code. However, we do not contemplate that ResCare will pay its executive officers any compensation that will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Code at the present time.

Executive Compensation Committee

Michael J. Foster, Chair
Robert E. Hallagan
Nigel S. Wright

Executive Compensation

Summary Compensation Table

     The following table provides information concerning compensation awarded to or earned by the executive officers of ResCare for the year ended December 31, 2004:

				Long-Term
				Compensation
				Awards
				Securities
				Underlying
Name and Principal Position	Annual Compensation			Options/SAR	All Other
as of December 31, 2004	Year	Salary	Bonus (1)	(shares)	Compensation (2)
Ronald G. Geary	2004	$353,319	$60,711	112,500	$21,790
Chairman of the Board, President and	2003	364,948	133,174	123,602	14,022
Chief Executive Officer	2002	332,935	0	112,500	14,982

Vincent F. Doran	2004	276,759	91,825	0	10,431
President, Division for Training	2003	283,064	0	14,380	9,641
Services	2002	272,580	0	0	12,101

Ralph G. Gronefeld, Jr.	2004	246,615	39,480	0	8,749
President, Division for Persons with	2003	244,039	89,300	35,197	8,023
Disabilities	2002	225,674	0	22,787	8,271

Paul G. Dunn	2004	220,380	37,485	0	15,417
Chief Development Officer	2003	218,078	69,972	21,271	15,053
	2002	216,750	0	10,181	9,830

L. Bryan Shaul(3)	2004	209,886	46,200	0	5,073
former Chief Financial Officer	2003	207,693	70,400	28,014	2,769
	2002	200,000	0	17,454	1,385

(1)	Bonuses paid to the executive officers are based on attainment of performance goals approved by the executive compensation committee of the board of directors and as otherwise provided in their employment agreements. In April 2003, the Executive Compensation Committee recommended the grant of stock options in lieu of cash bonuses earned for 2002 for the executive officers. Those grants are included in the Long-Term Compensation Awards column. Mr. Geary waived the cash bonus and the stock option grant in lieu of the bonus for 2002.

(2)	Except as noted, All Other Compensation represents amounts ResCare contributed to the Retirement Savings Plan, and to the 401(k) Restoration Plan, which is described later. Mr. Dunn’s other compensation for 2004 and 2003 includes loan forgiveness of $7,179 and $6,976, respectively, due on loans ResCare made to him before July 30, 2002. Mr. Geary’s Other Compensation also includes $1,124 toward the cost of Mr. Geary’s annual physical, $1,301 for the computer at Mr. Geary’s home and $1,500 for tax and financial planning.

(3)	Mr. Shaul resigned as Chief Financial Officer effective January 31, 2005.

     ResCare has established the 401(k) Restoration Plan to permit certain members of management to defer compensation before taxes and to permit ResCare to make a matching contribution on behalf of such employees without the restrictions imposed by the Internal Revenue Code on the tax-qualified Retirement Savings Plan. ResCare’s matching contribution is coordinated between the two plans so that ResCare matches on behalf of each participant the employee’s contribution dollar for dollar up to the first 3% and one-half of the next 2% of the employee’s salary, which is the same as the contribution ResCare makes for employees who participate in ResCare’s Retirement Savings Plan.

Option Grants in 2004

Individual Grants
	Number of	% of Total			Potential Realized Value
	Securities	Options/SARs			at Assumed Annual Rates of
	Underlying	Granted to	Exercise or		Stock Price Appreciation for
	Options/SARs	Employees in	Base Price	Expiration	Option Term (1)
Name	Granted (#)	Fiscal Year	($/SH)	Date	5% ($)	10% ($)
Ronald G. Geary	112,500	11.0%	10.25	02-26-2010	$392,173	$889,706

(1)	The dollar amounts in this table represent the potential value that may be realized of the stock options granted, assuming that the market price of the shares appreciate in value from the date of grant to the end of the option term at annualized rates of five and ten percent. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of the prices of ResCare common shares. The share prices may not appreciate at these rates or at all.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

     This table shows option exercises by executive officers during the year ended December 31, 2004. It indicates the total number of exercisable and unexercisable stock options on December 31, 2004 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the common stock on The Nasdaq National Market on December 31, 2004 of $15.22 per share.

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired on	Value Realized	at December 31, 2004 (#)		at December 31, 2004 ($)
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald G. Geary	—	$—	461,102 shares	0 shares	$3,831,938	$—
Vincent F. Doran	45,000	417,640	19,380 shares	0 shares	221,392	—
Ralph G. Gronefeld, Jr.	—	—	63,197 shares	7000 shares	712,620	71,120
Paul G. Dunn	21,216	175,071	28,055 shares	7000 shares	285,148	71,120
L. Bryan Shaul	—	—	56,014 shares	7000 shares	608,473	66,920

(1)	Market value on the date of exercise of shares acquired upon exercise, less the option exercise price.

Equity Compensation Plan Information

     The following table sets forth information regarding the common shares authorized for issuance under all of our equity compensation plans for employees and non-employee directors as of December 31, 2004.

Number of securities
	Number of securities to be	Weighted average	remaining available for
	issued upon exercise of	exercise price of	future issuance under
Plan Category	outstanding options	outstanding options	equity compensation plans
Equity compensation plans approved by shareholders	2,532,930	$7.10	289,510

Employment Agreements

     Mr. Geary has an employment agreement with ResCare that was signed in 1995. The agreement automatically renews for one-year periods beginning one year before the expiration date so that the remaining term equals two years unless either ResCare or Mr. Geary gives notice of termination. The current term of the agreement is scheduled to expire in September 2006. Under the agreement, Mr. Geary received a base salary of $300,000 in 1995, which is adjusted each year based on the increase in the consumer price index for Urban Wage Earners and Clerical Workers. Mr. Geary waived the CPI increase for the calendar year 2002, and in April 2003 after initially waiving his cost of living increase for 2003, Mr. Geary received a grant of options to purchase 3,632 ResCare common shares at an exercise price of $3.07 per share, the closing price on the date of the grant, which vested on December 1, 2003, as part of a program in which employees with employment agreements were offered options in lieu of cost of living salary increases under their employment agreements. Mr. Geary’s base salary for 2004 was $353,319. Mr. Geary is eligible for an annual bonus equal to up to 50 percent of his base salary based on performance criteria to which Mr. Geary and the executive compensation committee of the board of directors mutually agree on or before January 1 of each year. In April 2003 the executive compensation committee approved a grant of options to purchase 37,833 common shares in lieu of a cash bonus for 2002 which Mr. Geary waived. In addition, under the employment agreement ResCare grants Mr. Geary options to purchase 112,500 common shares on the last Thursday of February during each of the remaining years of the term of the agreement at the fair market value on the date of the grant. The options vest on the date of the grant and are in effect for six years.

     In addition, although Mr. Geary’s contract provides for ResCare to provide to Mr. Geary the maximum disability insurance coverage permitted under ResCare’s current benefit plan, Mr. Geary has not received the maximum benefit during the term of this contract. ResCare equips an office in Mr. Geary’s home, and pays fees for personal tax and financial planning and for the expenses of an annual physical not covered by Mr. Geary’s insurance. The agreement also provides that if Mr. Geary’s employment is terminated following a change in the control of ResCare, Mr. Geary will be entitled to receive the unpaid balance of his full base salary through the effective termination date of the agreement and for an additional two years. The agreement may be terminated with or without cause at any time. If it is terminated without cause, Mr. Geary will continue to receive his base salary for the balance of the term. He would also receive a prorated bonus earned for that year plus any unpaid cash bonus for a prior year. If there is a change of control of ResCare or if the agreement is terminated, ResCare will repurchase unexercised vested options at an amount equal to the closing price on the last trading day before termination less the exercise price.

     ResCare has employment agreements with Messrs. Dunn, Gronefeld and Doran that contain substantially the same terms and conditions. The agreements are for initial terms of three years commencing January 1, 2001 for Messrs. Dunn and Gronefeld, and August 1, 2000 for Mr. Doran. The agreements renew automatically for one-year periods after the expiration of their respective terms unless either ResCare or the employee gives notice of termination. ResCare may terminate all of the agreements with or without cause at any time. Base salaries were $210,000 for Mr. Dunn, $235,000 for Mr. Gronefeld, and $250,000 for Mr. Doran subject to annual increases equal to the greater of 5 percent or the consumer price index “All Items” category (Washington-Baltimore All Items for Mr. Doran). All of the executives waived the salary increase for the calendar year 2002.

     In March 2003, Messrs. Gronefeld, Dunn and Doran were granted options to purchase 7,130, 6,370 and 8,260 ResCare common shares, respectively, in lieu of cost of living increases in salary under their employment agreements. The grants all vested on December 1, 2003. When Mr. Dunn was employed by ResCare in 1997, he executed two promissory notes to ResCare for $15,000 each. One note was paid off in 2001 through forgiveness based on the terms of his contract. In February 2001, the maturity date of the second note was extended to May 2004 and on May 1 of each year beginning in 2002, ResCare forgave one-third of the outstanding principal balance of the note and one-third of the accrued and unpaid interest provided Mr. Dunn remained a full-time employee of ResCare. The note was totally forgiven effective May 1, 2004. In April 2000, ResCare paid Mr. Doran a retention bonus of $60,000. In addition, Mr. Doran receives an automobile allowance as allowed under federal regulations for Job Corps, and reimbursement of up to $3,000 for attorney fees related to the negotiation of his employment agreement.

     Each of these executives is eligible to receive a cash bonus based on an incentive program for the executive established each year in the contract and by ResCare’s Executive Compensation Committee. Messrs. Dunn and Gronefeld may earn up to 40% and Mr. Doran up to 35% of their base salaries based on meeting established division and/or company performance goals. The incentive payments are determined annually. In addition to the annual bonus, Mr. Doran is eligible to earn an additional bonus upon the award of additional Job Corps contracts to ResCare. The bonus is equal to 10% of the first year base management fee payable to ResCare under each new Job Corps contract. The bonus is earned upon the commencement of such new contract but is not payable until the first anniversary of the contract. If ResCare loses a Job Corps contract, Mr. Doran’s bonus can be reduced by 10% of the annual base fee of the lost contract.

     Upon entering into the employment agreements, each of the executives received a one-time grant of stock options. Mr. Doran was granted options to purchase 50,000 ResCare common shares at an exercise price of $6.00 per share. Messrs. Gronefeld and Dunn were each granted options to purchase 35,000 ResCare common shares at an exercise price of $5.06 per share. For each executive, the options vest in 20% increments annually beginning as of the grant date and expire after five years.

     If their respective agreements are terminated by ResCare without cause, Messrs. Dunn and Gronefeld will receive the full base salary for one year and Mr. Doran for six months after termination. If Mr. Doran’s agreement is terminated without cause within one year after a change of ownership of ResCare, Mr. Doran will receive his full base salary for fifteen months after termination. If ResCare terminates an executive’s employment agreement for cause, the executive would not be entitled to any compensation following the date of termination other than the pro rata amount of the then current base salary through such date. If their employment is terminated for any reason, Messrs. Geary and Doran will be prohibited from competing with ResCare for one year and Messrs. Dunn and Gronefeld will be prohibited from competing with ResCare for eighteen months. If Mr. Geary’s employment is terminated without cause, he is prohibited from competing until one year after his payments under the agreement end.

     In March 2003, all the named executives agreed to amend their employment agreements. Under the amendments: (1) ResCare granted stock options in lieu of the CPI salary increase for calendar 2003, (2) the executives agreed that ResCare may elect to pay all or a portion of the bonus earned for calendar 2003 and succeeding years in cash and/or stock options, and (3) ResCare granted stock options in lieu of the executives’ waiver of accrued paid time off for the five months between February 1 and June 30, 2003 and the executives agreed to use at least forty hours of their previously accrued paid time off during that same period. In May 2003, the employment agreements were further amended to accept a grant of stock options made previously by the Executive Compensation Committee in lieu of cash bonuses earned for calendar 2002 and to provide that there would be a threshold of earnings that ResCare must meet before bonus calculations would be made.

Compensation of Directors

     Directors who are employees of ResCare receive no compensation for their services as directors. Each of ResCare’s non-employee directors (all of the directors except Mr. Geary) receives:

▪	an annual retainer of $18,000;

▪	$1,500 for each board meeting that he or she attends;

▪	$750 for each committee meeting he or she attends;

▪	an annual retainer of $3,000 as a chair of a committee;

▪	an annual retainer of $36,000 for each member of the executive committee; and

▪	an annual grant of options to purchase 4,500 ResCare common shares under the 2000 Non-employee Directors Stock Ownership Incentive Plan.

     As compensation for their additional services on the Special Committee relating to the Onex Transaction during 2004, Ms. Kirtley, Mr. Foster and Mr. Reed received a total of $12,000 each and Mr. Sandford, who was appointed to the committee later in the process, received $3,000.

     Mr. Foster waives his directors fees and has directed ResCare to use them to fund a recognition program for ResCare employees. The fees for Messrs. Le Blanc and Wright are paid to Onex Partners Management LP and the fees for Dr. Braddock are paid to University Physicians, Inc., the Colorado University faculty practice plan of which Dr. Braddock is a member. Messrs. Le Blanc and Wright have declined the annual stock option grant for non-employee directors based on the policies of their employer.

Performance Graph

     The following graph shows the cumulative total shareholder return realized by ResCare’s shareholders during the period from December 31, 1999 through December 31, 2004 as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). Upon request, ResCare will promptly provide to shareholders a list of all companies included in this Index. The graph assumes the investment on December 31, 1999 of $100 in ResCare common shares at the closing trading price on that date.

Report of the Audit Committee

     The ultimate responsibility for good corporate governance rests with the board of directors, whose primary roles are oversight, counseling and direction to ResCare’s management in the best long-term interests of ResCare and its shareholders. The audit committee serves to oversee ResCare’s accounting and financial reporting process and audits of ResCare’s financial statements on behalf of the board.

     The audit committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules and it operates under a written charter adopted by the board, a copy of which is attached to this proxy statement as Appendix A. The committee reviews and assesses the adequacy of its charter annually. As more fully described in its charter, the purpose of the audit committee is to assist the board in its general oversight of ResCare’s financial statements, accounting and financial reporting principles, internal financial controls, and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal financial controls. The independent auditing firm KPMG LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the effectiveness of internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting as stipulated under Section 404 of the Sarbanes-Oxley Act.

     In fulfilling its oversight responsibilities, the audit committee reviewed each quarterly earnings release and the audited financial statements in ResCare’s Annual Report on Form 10-K for the year ended December 31, 2004 with management and with KPMG LLP. In the course of their review, the audit committee discussed with management the quality and the acceptability of significant financial reporting issues, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with KPMG LLP their judgments as to the quality, and not just the acceptability, of ResCare’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. KPMG LLP also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the communications required under Statement on Auditing Standards No. 61. In addition, the audit committee discussed with the independent auditors the auditors’ independence from management and ResCare, including the matters in the written disclosures required by the Independence Standards Board.

     The audit committee discussed with the independent auditors the overall scope and plans for their audit and pre-approved the audit services and permitted non-audit related services to be performed by them. The audit committee adopted a fee schedule for the audit, other audit related services and other anticipated services. In addition the audit committee considered any proposed services that had not been approved as part of the annual process. During 2004, there were no services performed without approval under the de minimis provisions of the Sarbanes-Oxley Act.

     The audit committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of ResCare’s internal controls, and the overall quality of ResCare’s financial reporting. The audit committee also meets with ResCare’s internal auditors, with and without management present, to provide guidance on the overall scope of the auditors’ activities and to review the results of their examinations. The audit committee meets periodically with ResCare’s legal and compliance departments about significant risks and exposures and assesses actions taken by management to minimize such risks. The audit committee meets periodically with management in executive session.

     The audit committee reviewed and discussed ResCare’s progress on compliance with Section 404 of the Sarbanes-Oxley Act, including KPMG’s compliance with the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The audit committee has selected KPMG LLP as ResCare’s independent auditors for the year ending December 31, 2005.

AUDIT COMMITTEE
Olivia F. Kirtley, Chair
Michael J. Foster
E. Halsey Sandford
Robert E. Hallagan

PROPOSAL TO APPROVE THE
2005 OMNIBUS INCENTIVE
COMPENSATION PLAN

(Item 2 on the Proxy Card)

     On April 26, 2005, our Board of Directors adopted the ResCare, Inc. 2005 Omnibus Incentive Compensation Plan (which we refer to in this proxy statement as the “2005 Plan”), subject to shareholder approval, which we are now seeking. The 2005 Plan would authorize the issuance of 1,000,000 common shares for stock options and other stock-based incentive awards to ResCare employees and directors, plus the unissued shares or shares that again become available for issuance upon lapse or forfeiture of awards under preexisting plans.

     Providing executives and other key employees opportunities to receive awards of stock-based compensation is a cornerstone of ResCare’s compensation program. Making the long-term appreciation of ResCare’s common shares an important component of executive compensation aligns the interests of executives with the long-term interests of shareholders. Adopting the 2005 Plan will enable ResCare to continue to award stock-based incentive compensation to its key employees.

     The 2005 Plan is similar in purpose and design to the 2000 Stock Option and Incentive Compensation Plan (the “2000 Plan”), but also authorizes awards to directors as well as employees. As of April 30, 2005, there were a total of 2,264,776 shares underlying outstanding stock options granted under ResCare’s five pre-existing stock compensation plans. These include 2,234,176 shares underlying options granted under the 2000 Plan and two earlier stock compensation plans for ResCare’s employees, and 30,600 shares underlying options granted under the 2000 Non-Employee Directors Stock Ownership Incentive Plan (the “2000 Director Plan”), and an earlier option plan for ResCare’s non-employee directors. No awards other than options have been granted under any of the plans. As of April 30, 2005, 144,260 shares were available for future awards under the 2000 Plan, and 69,500 shares were available for future awards under the 2000 Director Plan.

     Adopting the 2005 Plan would increase the number of common shares available for future awards under all of ResCare’s stock compensation plans to 1,213,760 shares plus any of the 2,264,776 currently outstanding options that may lapse or be forfeited. If one assumes that all of the currently outstanding options do lapse or are forfeited, the total of shares currently available plus those made available through lapse or forfeiture would represent 13.2% of the common shares issued and outstanding as of the record date and 10.4% on a fully diluted basis, assuming the exercise of all outstanding options and the conversion of all outstanding preferred shares.

Key Features of the 2005 Plan

     The 2005 Plan authorizes the grant of several types of stock-based awards, including incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, cash dividend rights, dividend unit rights, performance awards and other incentive awards.

     Some of the key features of the 2005 Plan include:

•	Term of Plan. The 2005 Plan became effective upon adoption by the Board of Directors on April 26, 2005, subject to shareholder approval. The 2005 Plan does not have a termination date, but no ISOs may be granted on or after April 26, 2015, the tenth anniversary of the adoption of the 2005 Plan by the Board of Directors.

•	Authorized Shares. The total number of shares of common stock available for issuance pursuant to awards under the 2005 Plan over its entire term is 1,213,760 shares, which includes 213,760 shares available for issuance under the 2000 Plan and the 2000 Director Plan. This total may increase by the number of shares that again become available for issuance upon the lapse or forfeiture of options under the 2000 Plan and the 2000 Director Plan. If one assumes that all of the currently outstanding options do lapse or are forfeited, the total of shares currently available plus those made available through lapse or forfeiture would represent 13.2% of the common shares issued and outstanding as of the record date and 10.4% on a fully diluted basis, assuming the exercise of all outstanding options and the conversion of all outstanding preferred shares.

•	Minimum Vesting. The 2005 Plan provides for certain minimum vesting requirements that must be followed, except in the case of a participant’s death, disability or retirement or a change of control of ResCare. Restricted stock awards, restricted stock units and other full-value awards payable in our stock that vest solely on the basis of continued employment or service with the Company will not vest any more rapidly than annual pro-rata vesting over a three-year period, and any such awards that vest upon the attainment of performance goals will provide for a performance period of at least one year.

•	No Discount Stock Options. The 2005 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

•	No Repricing of Stock Options. No amendments to the 2005 Plan will permit the Company to reprice any outstanding option or stock appreciation right without the prior approval of shareholders.

Purposes of the 2005 Plan

     The purposes of the 2005 Plan are to increase growth and profitability of the Company, provide competitive compensation while retaining the benefits of tax deferral, attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and motivate directors and key employees to contribute to ResCare’s success.

     The 2005 Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock awards, restricted stock units, cash dividend rights, dividend unit rights, performance awards and other incentive awards.

     Awards granted under the 2005 Plan must be evidenced by award certificates or agreements that state the terms and conditions of the awards and must otherwise be consistent with the provisions of the 2005 Plan.

Administration

     The 2005 Plan will be administered by ResCare’s executive compensation committee, the members of which must be independent as required by all applicable SEC and Nasdaq Stock Market rules and the applicable provisions of the Internal Revenue Code and regulations (the “Code”). Subject to the provisions of the 2005 Plan, the executive compensation committee will have the power to:

•	construe and interpret the 2005 Plan, subject to any construction or interpretation made by the entire Board of Directors;

•	establish, amend, or waive rules and regulations for the administration of the 2005 Plan;

•	determine and accelerate the exercisability of any award or the termination of any restriction period;

•	correct inconsistencies in the 2005 Plan or in any award agreement or instrument relating to an award; and

•	amend the terms and conditions of any award to the extent such terms and conditions are within the discretion of the executive compensation committee as provided in the 2005 Plan, and subject to the consent of the recipient of an outstanding award when applicable.

     Any construction of the 2005 Plan must be made in a manner the executive compensation committee believes is consistent with awards not constituting “deferred compensation” within the meaning of the Internal Revenue Code or with awards meeting the Section 409A design criteria if the awards are “deferred compensation.”

     The executive compensation committee will have the authority to grant and determine the terms of awards to such employees as the committee may select in its sole discretion. The executive compensation committee may delegate authority to the chief executive officer to grant awards to employees other than the chief executive officer and the four other most highly compensated officers of ResCare, or officers for whom short-term trading reports are required under Section 16(a) of the Exchange Act.

     The corporate governance and nominating committee will have the authority to grant and determine the terms of awards to non-employee directors under the 2005 Plan. The entire board of directors may grant any awards under 2005 Plan in lieu of the executive compensation committee or the corporate governance and nominating committee.

Shares Subject to the Plan

     The 2005 Plan authorizes the issuance of a maximum of 1,000,000 common shares for awards to employees and directors, subject to adjustment as described below. Upon the adoption of the 2005 Plan, no further grants may be made under the 2000 Plan and the 2000 Director Plan, and the 213,760 shares authorized for issuance under those prior plans and not issued as of April 30, 2005 will become available under the 2005 Plan. In addition, those shares subject to grants under the 2000 Plan and the 2000 Director Plan that subsequently expire or are forfeited will become available for grants under the 2005 Plan. A maximum of 500,000 common shares subject to awards or $1,000,000 for cash-based awards may be granted during any one fiscal year to any one individual plus the amount of the individual’s limit in prior fiscal years that was not used. In addition, the maximum number of shares that may be issued without consideration as restricted stock awards, restricted stock units or other “full-value awards” is 606,880 shares, plus up to two-thirds of the number of shares still available for grant under the 2005 Plan. However, to the extent the number of shares subject to full-value awards exceeds 606,880 shares, the number of shares available for future awards under the 2005 Plan will be reduced by 1.5 shares multiplied by the difference between the number of shares subject to full-value awards and 606,880. If an award granted under the 2005 Plan expires or terminates without exercise, the shares no longer subject to that award will again become available for issuance under the Plan.

     In the event of a stock dividend, stock split, recapitalization, merger, consolidation, business combination, or exchange of common shares, the number of common shares available for awards and subject to outstanding awards and the price per share of outstanding awards will be adjusted proportionately.

     In the event of any distribution to ResCare’s shareholders consisting of securities of any other entity or other assets (other than dividends payable in cash or ResCare stock) without receipt of consideration by ResCare, the executive compensation committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding award to reflect the effect of such a distribution.

     Without the consent of holders of awards, the executive compensation committee may, in its discretion, adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting ResCare whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended under the Plan. Otherwise, the Committee cannot impair or adversely affect the rights of the recipient of an outstanding award without the recipient’s consent.

Employees Who May Participate in the 2005 Plan

     Employees who are expected to contribute substantially to the growth and profitability of ResCare or its subsidiaries are eligible for selection by the executive compensation committee to receive awards granted under the 2005 Plan.

Grant, Issuance and Exercise of Options

     The exercise price of options may be not less than 100 percent of the fair market value of the common shares as of the date of grant. The purchase price of common shares covered by each incentive stock option granted to an employee who owns 10 percent or more of the common shares may not be less than 110 percent of the fair market value of the common shares on the date of grant. Options may be exercised during a period of up to 10 years, subject to any conditions on exercisability imposed at grant by the Committee; options may terminate earlier due to the termination of the recipient’s employment or service.

     To the extent provided by the award agreement, the exercise price of options can be paid in cash, in common shares having a fair market value equal to the exercise price that have been owned by the option holder for at least six months, by electing to have ResCare withhold a number of shares from the option being exercised that have a fair market value equal to the exercise price, or by any combination of these methods.

Stock Appreciation Rights (“SARs”)

     SARs may be granted on such terms and conditions as the Executive Compensation Committee determines. SARs entitle the grantee to receive upon exercise, in cash, shares, or a combination of the two, the excess of (a) the fair market value of a specified number of ResCare common shares at the time of exercise, over (b) a specified price not less than 100% of the fair market value of the stock at the time the SARs were granted. SARs are often granted in tandem with an option. SARs may not be exercised later than ten years after the date of grant or at such other time determined by the Executive Compensation Committee.

Performance Awards

     Performance shares entitle a recipient to receive common shares, cash or a combination of the two upon the satisfaction of performance measures established in the award agreement.

Restricted Stock

     Restricted stock may be awarded subject to conditions established in the award agreement that may result in the forfeiture of the award if not met. Shares awarded as restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks of forfeiture and attainment of performance objectives and for such periods as the Executive Compensation Committee determines. During the period restricted stock is subject to forfeiture, the Secretary of the Company will hold the share certificates for the recipient’s benefit, but the recipient will have the right to receive dividends, to vote and to enjoy all other shareholder rights with respect to the restricted stock, except that the recipient cannot sell, transfer, pledge, exchange or otherwise dispose of the restricted stock, and any attempt to do so will cause the immediate forfeiture of the restricted stock.

Restricted Stock Units

     Restricted stock units provide that shares will be issued to a recipient upon the lapse of restrictions determined in the award agreement. The recipient will not have dividend, voting or other shareholder rights with respect to a restricted stock unit at any time before the recipient has become the holder of the shares subject to the restricted stock unit. However, the Executive Compensation Committee may award a cash dividend right or a dividend unit right in tandem with a restricted stock unit. A cash dividend right entitles the recipient to receive an amount in cash equal to any cash distributions made with respect to the common shares during the period the restricted stock unit is outstanding. A dividend unit right entitles the recipient to have an additional number of restricted stock units credited to the recipient equal to the number of shares that could be purchased at fair market value with the amount of each cash distribution made with respect to the common shares during the period the restricted stock unit is outstanding.

Change Of Control

     The Executive Compensation Committee, in its discretion, may provide in an award agreement that each outstanding stock option or SAR will become exercisable in full in the event of a Change of Control. The Executive Compensation Committee may revoke or limit the acceleration of exercisability of an option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board of Directors or otherwise occurs.

     In addition, in the event of a Change of Control, each outstanding option or SAR:

•	must be assumed by the corporation that succeeds ResCare or an equivalent option or right must be substituted by the successor corporation, its parent or subsidiary, or

•	otherwise, if the Committee believe the payment does not make the award “deferred compensation” under Section 409A of the Code, each outstanding award will become the right to receive a cash payment in an amount equal to:

•	in the case of a tender offer or cash exchange offer, the difference between the aggregate exercise price of the award and the final offer price paid for each ResCare common share, multiplied by the number of shares covered by the award; or

•	in the case of any other Change of Control, the difference between the aggregate exercise price of the award and the aggregate fair market value of the shares covered by the award, as determined by the Executive Compensation Committee at that time.

     An award will be considered to have been assumed if the Executive Compensation Committee determines, at the time of issuance of the stock or other consideration upon the Change of Control, that the holder of the award would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if, immediately before the effective time of the transaction, the holder owned the number of common shares covered by the option or SAR (whether or not the award was then exercisable and after giving effect to any adjustments in the number of shares covered by the award). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its parent, the Executive Compensation Committee shall provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal to the fair market value of the consideration per ResCare common share received in the transaction.

     The 2005 Plan defines a “Change of Control” as:

•	a person, other than any trustee or other fiduciary holding securities under any ResCare employee benefit plan, becoming the “beneficial owner,” directly or indirectly, of securities representing 30% or more of the combined voting power of ResCare’s then outstanding capital stock. However, the beneficial ownership of 30% or more but not more than 50% of the combined voting power of the outstanding capital stock by Onex

Partners and its affiliates shall not be a Change of Control for purposes of the 2005 Plan;

•	any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities representing 30% or more of the combined voting power of ResCare’s then outstanding capital stock;

•	the directors who were directors of ResCare or a successor to ResCare immediately before a transaction ceasing to constitute a majority of the Board; or

•	the disposition of ResCare’s business pursuant to a partial or complete liquidation, sale of assets, or otherwise.

Share Counting Rules

     The Executive Compensation Committee will have sole discretion to determine the manner in which shares available for the grant of awards under the 2005 Plan are counted. Generally, when any award granted under the 2005 Plan is forfeited, terminates, expires or lapses, or any SARs are exercised for cash, the shares subject to that award will again be available under the 2005 Plan. If shares are used to pay the exercise price of an option (either by actual delivery or by attestation), only those shares issued net of the shares delivered will be deemed to have been issued under the 2005 Plan. The 2005 Plan provides that if shares are used to pay the exercise price of an option (either by actual delivery or by attestation), only those shares issued net of the shares delivered will be deemed to have been issued under the 2005 Plan. In addition, if shares are withheld from an award in order to satisfy tax withholding requirements relating to any award, those shares may also be added back to the shares available under the 2005 Plan.

Transfer Restrictions

     An award granted under the 2005 Plan is not transferable by the recipient other than to family members or a trust for the benefit of immediate family members or by will or the laws of descent and distribution, and can be exercised during the award holder’s lifetime only by the recipient or a duly appointed guardian or personal representative or by transferees authorized under the 2005 Plan.

New Plan Benefits

     Awards to be received by individual participants are not determinable, except for an annual grant of options to our chief executive officer under his current employment agreement, because the executive compensation committee or the corporate governance and nominating committee, as the case may be, determines the amount and nature of any award under the 2005 Plan in the respective committee’s sole discretion at the time of grant. In addition, awards depend upon a number of factors, including the value of our common stock on future dates and the exercise decisions of participants. As a result, the benefits that might be received by participants receiving discretionary grants under the 2005 Plan, except for grants to Mr. Geary under his current employment agreement, are not determinable. For similar reasons, except for grants to Mr. Geary, we cannot determine the awards that would have been granted during our 2004 fiscal year under the 2005 Plan, if it had been in place during that year.

     The following table describes the benefits that will be received by persons named in the summary compensation table and the non-employee directors under the proposed plans.

New Plan Benefits

2005 Omnibus Incentive
Compensation Plan
Name and Position	Number of Shares
Ronald G. Geary, Chairman, President and Chief Executive Officer	112,500 (1)
Executive Group (2)	112,500 (1)

(1)	Represents annual grant of options to purchase shares at the market price on the date of grant under Mr. Geary’s current employment agreement. See “Executive Compensation – Employment Agreements.”

(2)	Comprised of the executive officers named in the Summary Compensation Table, except Mr. Shaul, and Mr. Geary. See “Executive Compensation.”

     The market value of ResCare common shares subject to options under the proposed plans as reported on the Nasdaq National Market on April 29, 2005 was $14.29 per share.

Federal Income Tax Consequences

     Grants of Options, SARs and Awards

     The grant of a nonqualified stock option, incentive stock option, SAR, performance share, or restricted stock does not result in income for the grantee or in a deduction for the corporation. In the case of restricted stock, the stock must be subject to “restrictions on transfer” and a “substantial risk of forfeiture,” to avoid taxation at grant, as intended under the 2005 Plan. A recipient of restricted stock may elect in the manner prescribed by Section 83(b) of the Internal Revenue Code, to be taxed at grant rather than deferring taxation until the restrictions lapse.

     Exercise of Options and SARs and Lapse of Restrictions or Attainment of Performance Criteria

     The exercise of a nonqualified stock option results in ordinary income for the optionee and a deduction for the corporation measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

     The exercise of an option in accordance with the incentive stock option rules does not result in immediate income for the optionee, except that the excess of the fair market value on the exercise date over the option price of the shares is an “item of adjustment” for alternative minimum tax purposes. When an optionee sells shares acquired by exercise of an incentive stock option, the optionee’s gain (the excess of sales proceeds over option price) on the sale will be taxed as capital gain provided the sale is not within two years after the date of grant or within one year after the transfer of shares upon exercise. If the subsequent sale is before the expiration of either the two-year or the one-year period, the optionee generally will realize ordinary income in the year of the disqualifying sale, and ResCare will then be entitled to a deduction for that spread in value.

     Upon the exercise of SARs or the receipt of cash or stock under a performance share, the grantee recognizes ordinary income and the corporation is entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding is required.

     Absent a Section 83(b) of the Code election, the grantee of a restricted stock award recognizes ordinary income and the corporation is entitled to a deduction at the time the restrictions lapse or at the time the stock becomes transferable. The amount of income is measured by the fair market value of the shares at the time of lapse.

     The grantee of a restricted stock award may elect to include the fair market value of the shares at the time of grant in income for the year of the grant. A Section 83(b) election generally cannot be revoked and must be made in writing within thirty days of the grant. If an election is made, and the stock is held for at least one year after grant, any appreciation in value between the grant date and the lapse of the restrictions, as well as appreciation thereafter, will be taxed as a capital gain.

     At the time the recipient has ordinary income, ResCare will receive a tax deduction for restricted stock in the same amount. Income tax withholding is required, and that income is subject to all applicable payroll taxes.

     Subsequent Sales

     Subject to the special rules governing disqualifying dispositions of incentive stock options, a sale of shares more than one year after their receipt as described above will result in long-term gain to the holder. Under present law, long-term capital gain is taxed at a maximum rate of 15% compared to the maximum rate of 39.6% applicable to ordinary income. Capital gain or loss is measured by the difference between the sale proceeds and the selling shareholder’s tax basis in the stock sold. A recipient of an option, right or award may include in the tax basis of his or her shares any ordinary income recognized upon receipt of such shares.

Qualified Performance-Based Awards

     Section 162(m) of the Code generally disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attaining one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. The business criteria used by the committee in establishing performance goals applicable to qualified performance awards to the named executive officers will be selected from among the criteria for the Company, as a whole or any business unit of the Company set forth below, either on an absolute basis or relative to an index:

•	revenues;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

•	net income or net income per share (basic or diluted);

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic value created;

•	one or more operating rates;

•	stock price, dividends or total stockholder return

•	the accomplishment of merger, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; or

•	quality goals that are objectively determinable.

     The deduction limitation also does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation’s shareholders.

     This summary of the material provisions of the 2005 Plan is qualified by reference to the 2005 Plan, a copy of which is attached as Appendix B.

     The 2005 Omnibus Incentive Compensation Plan will be approved if a majority of the common shares represented and entitled to vote at the annual meeting affirmatively vote FOR approval of the proposal. The Board of Directors recommends that shareholders vote FOR approval of this proposal.

SELECTION OF INDEPENDENT AUDITORS

(Item 3 on the Proxy Card)

     The audit committee has selected the firm of KPMG LLP as the independent auditors for ResCare to audit its financial statements for the fiscal year ending December 31, 2005. KPMG LLP has served as the independent auditors for ResCare for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of ResCare. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. ResCare has historically submitted this item for ratification by shareholders. If shareholders do not approve this proposal, the audit committee will consider soliciting proposals from other firms for independent auditor services.

     The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2003 and 2004 and fees billed for other services rendered by KPMG LLP.

	2004	2003
Audit fees (1)	$1,191,300	$675,156
Audit-related fees (2)	—	18,000

Audit and audit-related fees	1,191,300	693,156
Tax fees	—	—
All other fees	—	—

Total fees	$1,191,300	$693,156

(1)	Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in our quarterly reports, and statutory audits. In 2004, audit fees also included fees for professional services rendered for audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consisted of fees for due diligence in 2003.

     The board of directors recommends that the shareholders vote “FOR” ratification of the selection of KPMG LLP as ResCare’s independent auditors.

OTHER MATTERS

Shareholders’ Proposals for the 2006 Annual Meeting

     Under Rule 14a-8 promulgated under the Exchange Act, ResCare shareholders may present proposals to be included in the ResCare proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to ResCare in a timely manner. Any such proposal must comply with Rule 14a-8.

     ResCare’s bylaws require shareholders who intend to propose business for consideration by shareholders at an annual meeting, other than shareholder proposals that are included in the proxy statement, to give written notice to the Secretary of ResCare not less than sixty days and not more than ninety days before the annual meeting. If shareholders receive less than seventy days notice or prior public disclosure of the date of the meeting, the Secretary of ResCare must receive notice of business to be proposed not later than the tenth day following the day on which ResCare mailed or publicly disclosed notice of the annual meeting. A shareholder must submit a matter to be raised at ResCare’s 2006 annual meeting and included in the proxy statement no later than January 25, 2006 and must include a brief description of the business, the reasons for conducting such business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on ResCare’s books and the class and number of ResCare common shares the shareholder beneficially owns.

     SEC rules set forth standards for what shareholder proposals ResCare is required to include in a proxy statement for an annual meeting.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires ResCare’s directors and executive officers and people who own more than 10 percent of ResCare’s common shares to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports, there was one late Form 4 by Mr. Geary due to severe weather and one late Form 4 by Ms. Kirtley due to an EDGAR access code problem. Both filings were one day late.

Miscellaneous

     The board of directors does not know of any other business to be presented for consideration at the meeting. If other matters properly come before the meeting, the persons named in the accompanying proxy form intend to vote on such matters based on their best judgment.

     ResCare will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of ResCare (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the shareholders they represent and ResCare will reimburse them for their expenses.

     ResCare will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained in the report. ResCare will also furnish copies of any exhibits to the report upon request, but may charge a reasonable copying charge for them. Shareholders should address requests for copies of any of these materials to Nel Taylor, Chief Communications Officer, Res-Care, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.

By order of the Board of Directors

DAVID S. WASKEY
Secretary

     Please date, sign and return the enclosed proxy card in the enclosed envelope at your earliest convenience. Postage is not required if it is mailed in the United States.

Appendix A

ResCare, Inc.
Audit Committee Charter

Statement of Policy

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibility to the shareholders, investment community, governmental bodies and the public relating to the financial statements and the financial reporting process of ResCare, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of ResCare’s financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Committee, the independent auditors, internal auditor, and the management of ResCare. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of ResCare and the power to retain outside counsel or other experts for this purpose. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Organization

     The Audit Committee shall consist of no fewer than three members, each appointed by the Board. The members of the Audit Committee shall meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). Each member shall be financially literate, as defined by Nasdaq, and at least one member shall be a financial expert, as defined by the SEC. One member will be elected by the Board to chair the Committee.

Authority and Responsibilities

     The principal responsibilities of the Audit Committee are to oversee ResCare’s financial reporting process and report the results of its activities to the Board. Management is responsible for preparing ResCare’s financial statements. The independent auditors are responsible for auditing those financial statements and report directly to the Audit Committee.

     In carrying out its responsibilities, the Audit Committee should maintain flexible policies and procedures in order to best react to changing conditions. The Committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior. The Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

     The Audit Committee shall have direct responsibility and authority to:

•	Appoint or replace ResCare’s independent auditor (subject, when appropriate, to shareholder ratification);

•	Determine the funding and compensation for, and oversee the work of ResCare’s independent auditor (including resolving disagreements between management and the auditor regarding financial reporting);

•	Establish pre-approval policies and procedures for, and pre-approve all audit services and permitted non-audit services performed for ResCare by its independent auditors in accordance with section 10A(i) of the Exchange Act and the SEC’s auditor independence rules;

•	Engage and determine funding for independent counsel and other advisors as the Committee determines are necessary to carry out its duties;

•	Establish procedures for the anonymous submission of complaints or concerns by ResCare’s employees regarding accounting, internal accounting controls or auditing matters, and the receipt, retention and treatment by ResCare of those complaints and concerns; and

•	Consider transactions involving possible conflicts of interest of ResCare’s directors and senior officers.

     In carrying out these responsibilities, the Audit Committee will:

•	meet four times per year or more frequently as circumstances require;

•	evaluate the qualifications, performance and independence of the independent auditors, including obtaining from the independent auditors and reviewing:

•	a formal written statement delineating all relationships between the auditor and ResCare, as required by the Independence Standards Board, and

•	at least annually a report regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

The Committee should actively engage in a dialogue with the auditors and take appropriate action to oversee the independence and performance of the outside auditors;

•	ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible;

•	discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by ResCare’s audit team;

•	meet with the independent auditors and financial management of ResCare to review the scope and plan of the proposed audit for the current year. At the conclusion of the audit,

review significant findings and any comments or recommendations of the independent auditors, including the status of previous audit recommendations, together with management’s responses;

•	review with the independent auditors, the internal auditor and financial management the adequacy and effectiveness of the accounting and financial controls of the corporation, and any special steps adopted in light of material control deficiencies; and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

•	review the internal audit function of ResCare confirming and assuring the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors;

•	receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan or any difficulties encountered in the course of audit work;

•	review and discuss each quarterly earnings release with management and the independent auditors prior to the distribution of the release to the public (which, if appropriate, may be performed by the Committee chair);

•	review and discuss with management and the independent auditor ResCare’s annual audited financial statements, including the disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in ResCare’s Form 10-K;

•	review and discuss with management and the independent auditor ResCare’s quarterly financial statements prior to the filing of its Form 10-Q, including results of the independent auditor’s review of quarterly financial statements;

•	review, and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of, ResCare’s financial statements, including any significant changes in the Company’s selection or application of accounting principles;

•	review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

•	review disclosures made to the Audit Committee by ResCare’s Chief Executive Officer and Chief Financial Officer during their certification process for the annual 10-K and quarterly

10-Q reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in ResCare’s internal controls;

•	meet periodically with the independent auditors, internal auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee;

•	inquire of management, the independent auditors and internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risks for ResCare;

•	meet periodically with in-house legal and compliance departments about significant risks and exposures, assess the steps management has taken to minimize such risks to the company, and consider the adequacy of disclosure in the company’s financial statement;

•	instruct management and the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee, as representatives of ResCare’s shareholders;

•	submit the minutes of all meetings of the Audit Committee to, and discuss significant results of the foregoing activities with, the Board of Directors; and

•	review and reassess the adequacy of this charter annually or as otherwise appropriate.

Appendix B

RES-CARE, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

     Res-Care, Inc. hereby establishes an omnibus incentive compensation plan for the benefit of its employees and directors, as set forth below.

Section 1 – PURPOSE

The Company adopts this compensation program for certain key employees and directors to (a) increase the profitability and growth of the Company, (b) provide competitive compensation, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and (d) motivate key employees and directors to contribute to the Company’s success.

Section 2 – DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

     2.1 “Award” means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, Restricted Stock Unit, Cash Dividend Right, Dividend Unit Right, Other Incentive Award or a Performance Award granted under the Plan.

     2.2 “Award Agreement” shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

     2.3 “Board” means the Board of Directors of the Company.

     2.4 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Stock during the period such Award is outstanding.

     2.5 “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (iii) the persons who were Directors immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. Provided, however, that the Committee may provide in an Award Agreement that it believes will constitute “deferred compensation” pursuant to Code Section 409A, that “Change in Control” for purposes of the subject Award will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation. Further provided that holding of beneficial ownership of securities representing 30% or more but not more than 50% of the combined voting power of the outstanding capital stock of the Company by Onex Partners and its affiliates shall not constitute a Change of Control for purposes of the 2005 Plan.

     2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

     2.7 “Committee” shall, for purposes of Plan administration and interpretation, mean the Executive Compensation Committee of the Board, except that, (i) with respect to the terms of and grants of Awards to non-employee Directors, the Corporate Governance and Nominating Committee of the Board shall make decisions, (ii) the entire Board may act to grant any Awards in lieu of the Executive Compensation Committee or the Corporate Governance and Nominating Committee, and, (iii) except with respect to Awards to Named Executives, grant authority may be delegated to the Chief Executive Officer of the Company. If at any time the Executive Compensation Committee does not consisting of two or more members of the Board, each of whom is both a “non-employee director” and an “outside director,” another committee shall be designated by the Board. For purposes of this Section, (A) “outside director” means a Director of the Company who either (i) (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an “affiliated corporation” who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an “affiliated corporation” at any time, and (d) does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (B) “non-employee director” means a Director of the Company who (i) is not a current Employee or officer of the Company or its parent or a subsidiary, (ii) does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.

     2.8 “Company” shall mean Res-Care, Inc. and its successors.

     2.9 “Director” means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

     2.10 “Disability” means permanent disability within the meaning of Section 22(e)(3) of the Code.

     2.11 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the whole number of shares of Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Stock during the period such Award is outstanding.

     2.12 “Effective Date” shall have the meaning set forth in Section 18.

     2.13 “Employee” means an employee of the Company or a Subsidiary.

     2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.15 “Fair Market Value” means, as of any Grant Date, closing sale price of a share of Stock as reported on the Nasdaq National Market, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Stock, or if the Stock shall no longer be listed on the Nasdaq National Market, the Fair Market Value of a share of Stock, as of a Grant Date, shall be determined by such method as shall be determined in good faith by the Committee.

     2.16 “Full Value Award” means any Award under which a Participant may be issued shares of Stock without the Participant tendering consideration therefor in the form of Stock or cash at least equal to the Fair Market Value at the Grant Date of the Stock issuable upon exercise or maturity of the Award.

     2.17 “Grant Date” means, with respect to an Award, the date on which the Committee approves the grant of an Award pursuant to Section 4.4, or such later date as is determined and explicitly specified in an Award Agreement.

     2.18 “Incentive Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.19 “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer), or any other person for whom executive compensation disclosure is required under the Exchange Act or for whom short-term trading reports are required under Section 16(a) of the Exchange Act.

     2.20 “Nonqualified Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

     2.21 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Section 12.

     2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.23 “Option Period” means the period from the Grant Date of an Option to the date the period for exercise of the Option expires (which date might be determined based on the condition that certain performance measures be attained) as stated in the Award Agreement.

     2.24 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

     2.25 “Participant” means an Employee or Director who has been granted an Award under the Plan.

     2.26 “Performance Award” means an Award granted pursuant to Section 11 under which, upon the satisfaction of predetermined performance measures, cash, shares of Stock, or a combination thereof is paid to the Participant.

     2.27 “Plan” means this Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan.

     2.28 “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award or Restricted Stock Unit to the date when the restrictions placed on the Award in the Award Agreement lapse.

     2.29 “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

     2.30 “Restricted Stock Unit” means an Award granted pursuant to Section 10 under which, upon the lapse of predetermined restrictions, shares of Stock are issued to the Participant.

     2.31 “Stock” means the Company’s voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

     2.32 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted under Section 7 of the Plan.

     2.33 “Subsidiary” means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

     2.34 “Termination of Employment” or “Service” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or any Parent or Subsidiary. With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Company and any Parent or Subsidiary. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the Employee’s employment relationship.

No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 8.

Section 3 – STOCK SUBJECT TO THE PLAN

     3.1 Available Stock.

          (a) Subject to adjustment as provided in Section 3.2 and as provided in Section 3.1(c), the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, and the maximum number of shares that may be issued pursuant to Incentive Stock Option Awards, shall be (i) 1,000,000 shares, plus (ii) no more than 213,760 shares of Stock remaining available for issuance as of the Effective Date of the Plan under the Company’s 2000 Stock Option and Incentive Compensation Plan and 2000 Nonemployee Directors Stock Ownership Incentive Plan (the “Prior Plans”), plus (iii) any share subject to an award previously granted under a Prior Plan which is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award, which cannot occur with respect to more than 2,264,776 shares now subject to such awards, or, in total, no more than 3,478,536 shares. When adopted by the Company’s shareholders, this Plan shall amend the Prior Plans to immediately terminate the right to make additional grants under the Prior Plans.

          (b) The maximum number of shares of Stock that may be subject to all Awards granted under the Plan to any one Participant during a calendar year is 500,000 from the total set forth in subparagraph (a) above, or $1,000,000 for cash-based Awards, plus the unused amount of this per-person Award limit from the prior fiscal years as to any particular individual.

          (c) The maximum number of shares of Stock that may be subject to issuance under Awards that are Full Value Awards shall be (i) 606,880 shares of Stock from the total set forth in subparagraph (a) above, plus (ii) up to 2/3rds of the total number of shares of Stock still available for grant pursuant to subparagraph (a) hereof, but, in the event that the total Full Value Awards exceed 606,880, the number of shares of Stock available for future Awards thereafter shall be reduced by 1.5 shares of Stock for each share of Stock in excess of 606,880 subject to a Full Value Award.

     3.2 Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option or payment of another Award, and subject to Section 14.1, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Awards; provided that the number of shares subject to an Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well so as not to trigger issues under Code Section 409A. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

     3.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 3.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Stock available for grant of Awards under the Plan:

          (a) The grant of Options, Restricted Stock, Performance Awards or other Incentive Awards to be settled in Stock shall initially reduce the number of shares of Stock available for grant of Awards under the Plan by the number of shares of Stock subject to such an Award, and that number shall remain unavailable (even after exercise or maturity of that Award), except as provided in (c) or (d) below.

          (b) The grant of SARs that may be paid or settled only in Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Stock with respect to which the Award is exercised over the number of shares of Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

          (c) If any Award referred to in Sections 3.3(a) or (b), is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares with respect to which the Award can no longer be exercised or realized by the Participant shall again be available for grant of Awards under the Plan.

          (d) If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

Section 4 – ADMINISTRATION

     4.1 Committee Governance. Except with respect to other parties to whom Section 2.7 gives the power to make specific Awards hereunder, the Plan shall be administered by the Executive Compensation Committee. Any Committee acting hereunder shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken unanimously by its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

     4.2 Committee to Interpret Plan. Subject to the provisions of the Plan, the Executive Compensation Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 15, amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Section 409A of the Code or to comply with that Code Section’s requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee, and the Board shall attempt to reconcile any such constructions, interpretations or administrative procedures that will have application to more than one class of Participant.

     4.3 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

     4.4 Selection of Participants. The Committee as defined in Section 2.7 shall have the authority to grant Awards from time to time to such Employees and Directors as may be selected by it in its sole discretion. The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee’s operation, or (iii) where the authority to serve as the Committee rests with the CEO, when any paper or electronic writing by the CEO listing the material terms of the grants (i.e., at least the names of Participants and amount and type of Awards to be granted to each), is delivered to another officer for purposes of directing the prompt preparation of Award Agreements.

     4.5 Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

     4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and, if required by its terms, by the Employee and delivered to the Committee or its designee, and the Employee has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

     4.7 Administration With Respect To Named Executives. The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Section 162(m) of the Code. With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Section 162(m) of the Code.

Section 5 – AWARDS UNDER THE PLAN

     Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Committee shall determine. Directors and Employees who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection by the Committee under Section 4.4 to receive Awards.

Section 6 – STOCK OPTIONS

     6.1 Grant. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

     6.2 Exercise Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. If an Incentive Stock Option is granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

     6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date. Options may expire prior to the end of the Option Period due to the Participant’s Termination of Employment as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is valid and outstanding.

     6.4 Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 11.2 in excess of the $100,000 limit described herein shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. § 1.422-4.

     6.5 Transferability of Options. Except as otherwise provided in this Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative). The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to (i) the Participant’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant. However, for purposes of exercising the Option, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 8, the Participant’s Representative shall be deemed to refer to the transferee, the personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

     6.6 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

     6.7 Method of Exercise. To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 17. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

     6.8 Payment of Exercise Price. To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least six months (12 months in the case of Shares acquired by exercise of an Incentive Stock Option) evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance; (iii) if specifically allowed in the Award Agreement, by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof. Notwithstanding the preceding sentence, any such right to exercise by delivering already owned shares or by retaining shares of Stock subject to the Option shall be void from its inception if such right is deemed to be a feature allowing deferral of compensation with the meaning of Section 409A of the Code that would eliminate the Option’s status as exempt from the deferred compensation rules of that Section. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1. Any surrender by a person subject to the reporting requirement of Section 16(b) of the Exchange Act of previously owned shares of Stock to satisfy tax withholding obligations arising upon exercise of an Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

Section 7 – STOCK APPRECIATION RIGHTS

     7.1 Grant. All Stock Appreciation Rights (“SARs”) granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

     7.2 Exercise Price. The exercise price per share of Stock subject to an SAR shall be specified in the Award Agreement and determined by the Committee at the time of grant, but the exercise price shall not be less than Fair Market Value of the Stock on the Grant Date.

     7.3 Exercise Period. The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

     7.4 Nontransferability. No SAR shall be transferable other than by will or by the laws of descent and distribution, and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative).

Exercise. An SAR may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

Method of Exercise. To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised.

Payment Upon Exercise. Upon the exercise of an SAR, a Participant shall be entitled to receive an amount of cash (subject to the SARs terms complying with Section 16.1 hereof) or whole shares of Stock equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. No fractional shares of Stock will be issued upon the exercise of an SAR. If the calculation of the number of shares of Stock to be issued upon the exercise of an SAR results in fractional shares, then the number of shares of Stock will be rounded up to the nearest whole share of Stock. The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise.

Section 8 – LIMITATIONS ON EXERCISE AFTER TERMINATION OF EMPLOYMENT OR SERVICE

     8.1 Exercise after Termination. After a Participant’s Termination of Employment or Service, an Award may be exercised or may mature only to the extent that the Award was exercisable immediately before the Termination of Employment or Service, but in no event after the expiration date of the Award as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant’s right to exercise or receive the unrestricted value of an Award upon Termination of Employment or Service shall terminate:

          (a) At the expiration of one year in the event of Disability of the Participant;

          (b) At the expiration of one year after the Participant’s death if the Participant’s Termination of Employment or Service occurs by reason of death, any Award exercised or realized under this subparagraph (b) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Award by bequest or inheritance; or

          (c) No later than three months after the Participant’s Termination of Employment or Service for any reason other than those described in (a) and (b) above or termination for “Cause” as described in Section 8.2.

     8.2 Termination for Cause. Unless an Award agreement provides to the contrary,. if the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Awards and all Awards having performance conditions not yet met or restrictions that have not lapsed, immediately upon the Termination of Employment. For purposes of this Plan, “Cause” shall have the definition set forth in the employment agreement between the Company and the Employee, if any; otherwise, “Cause” shall mean the Employee’s (i) willful failure to substantially perform such Employee’s duties on behalf of the Company, (ii) repeated gross negligence in performing such Optionee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful and improper actions contrary to the Company’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the company, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

Section 9 – RESTRICTED STOCK AWARDS

     9.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 13.3), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

     9.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the retirement, death or Disability of the Participant. The Committee may not retain the discretion to lengthen the restriction period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Employment during the Restriction Period for any reason, the Participant’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

     9.3 Rights of Participant. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the

Restricted Period. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. The Committee may provide in an Award Agreement that dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same Restriction Period applicable to the original Restricted Stock Award. In the event of any adjustment as provided in Section 3.2 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

     9.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire.

     9.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant’s ownership of the stock free of restrictions has been issued in accordance with Section 16.3.

Section 10 – RESTRICTED STOCK UNITS

     10.1 General. All Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but at a minimum shall contain such terms, conditions and restrictions on the Restricted Stock Unit and the period for which they apply, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. Upon the lapse of the restrictions, the Participant shall be entitled to receive from the Company a number of shares of Stock equal to the number of Restricted Stock Units granted under the Award.

     10.2 Rights of Participant. A Participant shall not, with respect to a Restricted Stock Unit, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 10.4 below.

     10.3 Nontransferability. No Restricted Stock Unit shall be transferable other than by will or by the laws of descent and distribution.

     10.4 Dividends. The Committee may provide in the Award Agreement for a Cash Dividend Right or a Dividend Unit Award in tandem with the Restricted Stock Unit Award.

Section 11 – PERFORMANCE AWARDS

     11.1 Grant. Performance Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation. Performance Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but at a minimum shall set forth (i) the amount of cash, the number of shares of Stock, or combination of both that the Participant may receive, (ii) the performance objectives (the

“Performance Goals”), (iii) the performance period over which the performance measure is determined (the “Performance Period”), (iv) the date on which payment under the Award, if any, will be made, and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable. The Performance Goals may include, but need not be limited to, those established to comply with the performance criteria in Section 14 hereof.

     11.2 Payment. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award of the Performance Goals. After completion of a Performance Period, the performance of the Company or the Employee will be measured against the Performance Goals, and the Committee will determine whether all, none, or any portion of a Performance Award will be paid.

     11.3 Revision of Performance Goals. As to any Performance Award not subject to Section 13, at any time before the end of a Performance Period, the Committee may revise the Performance Goals if unforeseen events occur that have a substantial effect on the performance of the Company or the Employee, and that the Committee determines make the application of the Performance Goals unfair unless a revision is made.

     11.4 Rights of Participant. A Participant shall not, with respect to a Performance Award under which Stock may in the future be issued, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 11.6 below.

     11.5 Nontransferability. No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution.

     11.6 Dividends. The Committee may provide in the Award Agreement for a Performance Award for shares of Stock that any dividends declared on the Stock during the Performance Period that would have been paid with respect to such shares had they been owned by the Participant be paid in cash or additional shares to the Participant at the end of the Performance Period.

Section 12 – OTHER INCENTIVE AWARDS

     Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

Section 13 – MINIMUM VESTING REQUIREMENTS

     Except with respect to a maximum of five percent of the shares of Stock authorized in Section

3.1(a), any Restricted Stock Award, Restricted Stock Unit, or Other Incentive Award that is payable in shares of Stock that vest solely on the basis of a Participant’s continued employment or service with the Company will not vest any more rapidly than annual pro-rata vesting over a three-year period, and any Award that vests upon the attainment of performance goals will provide for a performance period of at least 12 months, in either case, subject to the provisions of Section 15 and the Committee’s discretion to accelerate vesting upon a Participant’s death, Disability or retirement.

Section 14 – SECTION 162(m) COMPENSATION

     14.1 Code Section 162(m) Requirements. Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Restricted Stock Award, Restricted Stock Unit, Performance Award or Other Incentive Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, the Committee may provide that this Section 14 is applicable to such Award.

     14.2 Performance Criteria. If an Award is subject to this Section 14, the distribution of shares of Stock under the Award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: (i) revenues, (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) return on assets, return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vi) economic value created; (vii) one or more operating ratios; (viii) stock price, dividends or total stockholder return; (ix) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, or (x) quality goals that are objectively determinable (collectively, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 14.2 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

     14.3 Adjustment of Awards. Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is subject to this Section 14, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

Section 15 – ADJUSTMENTS UPON CHANGE OF CONTROL,
OR CERTAIN OTHER TRANSACTIONS

     15.1 Change of Control.

          (a) Options and SARs. The Committee, in its discretion, may provide in an Award Agreement that each outstanding Option and SAR shall become exercisable in full in the event of a Change of Control. In addition, in the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Except where such discretion would be prohibited under Section 409A of the Code, the Committee shall have the discretion to revoke or limit the acceleration of exercisability of an Option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board or otherwise occurs. Unless the Committee believes that cash payment would make an Option or SAR not otherwise subject to Code Section 409A “deferred compensation” within the meaning of that Section, which deferred compensation would not be in compliance with Code Section 409A, a Participant may be entitled to receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR and (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares of Stock covered by the Option.

          (b) Restricted Stock. The Committee, in its discretion, may provide in an Award Agreement that in the event of a Change of Control, the Restriction Period of any Restricted Stock Award shall lapse.

          (c) Assumption of Option or SAR. For purposes of Section 15.1(a), an Option or SAR shall be considered assumed if the Committee determines, at the time of issuance of the stock or other consideration upon such Change of Control, that the holder of the Option or SAR would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if the holder had been, immediately before the effective time of the transaction, the holder of the number of shares of Stock covered by the Option or SAR at such time (whether or not the Option or SAR was then exercisable and after giving effect to any adjustments in the number of Shares covered by the Option or SAR as provided in Section 3.2). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its Parent, the Committee shall provide for the consideration to be received upon exercise of the Option or SAR to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the consideration per share received by holders of Stock in the transaction.

     15.2 Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding Option or SAR to reflect the effect of such distribution.

     15.3 Other Adjustments. The Committee is authorized to make, in its sole discretion and without the consent of Participants, adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual and nonrecurring events affecting the Company, or changes of applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 16 – AMENDMENTS AND TERMINATION

     16.1 Amendments and Termination. The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

          (a) Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant’s consent, other than as provided in Section 3.2 or 15;

          (b) Extend the Option Period or exercise period of an SAR, or the vesting/payment (and taxation) date of a Performance Award or a Restricted Stock Award or Unit beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A;

          (c) Decrease the price of an Option or the base price of any SAR to less than the Fair Market Value on the date the Award was granted; or

          (d) Without the approval of the shareholders:

               (i) Increase the total amount of Stock which may be delivered under the Plan;

               (ii) Decrease the exercise price of any Option or SAR to less than the exercise price on the Grant Date;

               (iii) Extend the period during which Awards may be granted; or

               (iv) In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued eligibility for the performance-based compensation exemption under Section 162(m) of the Code.

     16. 2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

     16.3 No Repricing. Except for adjustments made pursuant to Section 3.2, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

     16.4 No Reload Rights. Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

     16.5 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

Section 17 – GENERAL PROVISIONS

     17.1 Section 409A Compliance. Notwithstanding any other provision of the Plan, any Award under the Plan that comes within the meaning of Code Section 409A’s definition of “deferred compensation” shall be designed and granted in such a way as to comply with that Code Section’s election timing rules, limitation on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, subject only to delay in accordance with Code Section 409A’s provisions, and never subject to acceleration.

     17.2 Issuance of Stock. As soon as practicable following exercise or maturity of an Award to be satisfied in Stock, and subject to Section 17.5, the Company will deliver to the Participant the shares of Stock acquired upon such exercise or maturity either by (i) physical delivery of the certificate(s) for such shares or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

     17.3 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

     17.4 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 16.3.

     17.5 Restrictions on Distribution of Stock. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to facilitate the sale, transfer or other disposition of Stock issued pursuant to an Award.

     17.6 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant’s lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

     17.7 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to shareholder approval if such approval is required.

     17.8 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee or an officer of the Committee duly authorized by the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

     17.9 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person’s service or employment at any time.

     17.10 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

     17.11 Severability. If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     17.12 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

     17.13 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company’s state of incorporation, as it may change from time to time.

Section 18 – TAXES

     18.1 Tax Withholding. All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

     18.2 Share Withholding. If permitted by the Committee in an Award Agreement, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld if the Committee first determines that such a feature would not bring the Award within the definition of deferred compensation for purposes of Section 409A of the Code, or would comply with that Code Section.

     18.3 Tax Reporting. The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise. The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award, or the satisfaction of the criteria of a Performance Share Award, and related income and employment tax withholding related thereto, shall be reported on the Employee’s W-2 Form for the year of exercise or vesting (as the case may be) or required by the Code.

Section 19 – EFFECTIVE DATE OF PLAN

     The Plan shall be effective on the date (the “Effective Date”) when the Board of Directors adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of the Effective Date. Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 20 – TERM OF PLAN

     The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 19.

* * * * *

Board Approval: April 26, 2005	/s/ Mary D. Peters (Assistant Secretary’s Initials)

Shareholder Approval: , 2005	(Assistant Secretary’s Initials)

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

RES-CARE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation, hereby appoints DAVID W. MILES and MARY D. PETERS and each of them, the true and lawful attorneys and proxy holders with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common shares of ResCare which the undersigned would be entitled to vote if personally present at the Meeting of Shareholders to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky on Wednesday, June 22, 2005 at 10:00 a.m. local time, and at any adjournment thereof.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms that the proxy holders appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement, both dated May 20, 2005, and a copy of ResCare’s Annual Report for the period ended December 31, 2004.

Signature	Date

Signature, if held jointly

Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ê Please fold and detach card at perforation before mailing. ê

P

R

O

X

Y

This proxy, when properly executed, will be voted in accordance with any directions given and as provided in the accompanying proxy statement. Unless otherwise specified, the proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

1.	ELECTION OF DIRECTORS
	CLASS I (3-year term)	Robert E. Hallagan	Olivia F. Kirtley	Michael J. Foster
	CLASS III (2-year term)	David Braddock

☐	Vote FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as stated below)		to vote for all nominees listed above

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE LINE BELOW.

2.	PROPOSAL TO APPROVE RESCARE’S 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2005 FISCAL YEAR.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.